                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                                    BY - LAWS
                                       OF
                          PRIMEDEX HEALTH SYSTEMS, INC.


                                   ARTICLE I
                              SHAREHOLDERS MEETING

     Section 1. The annual meeting of shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place within or without the State of New York, on such date and at such time as shall be determined by the Board of Directors in each year for the purpose of electing Directors, and for the transaction of such other business as may be brought before the meeting.

     Section 2. Special meetings of shareholders may be called at any time only by the Board of Directors, and not by any other person or persons.

     Section 3. Written notice of meetings of shareholders shall be given whenever shareholders are to take any action at a meeting. Such notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of Board of Directors. Notice of a special meeting shall, in addition, state the purpose or purposes for which the meeting was called.

     A copy of the notice of any meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that such notices to him be mailed to some other address, then directed to him at such other address.

     Section 4. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     Section 5. Except as may be otherwise required by laws of the State of New York, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote and present in person or by proxy shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or a series, voting as a class, the holders of a majority of shares of such class or series present in person or by proxy shall constitute a quorum for the transaction of such specified item of business.


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     Section 6. In order to properly submit any business to an annual meeting of shareholders, a shareholder must give timely notice in writing to the Secretary of the Corporation of such shareholder's intention to present such business. To be considered timely, a shareholder's notice must be delivered, either in person or by United States certified mail, postage prepaid, and received at the principal executive office of the Corporation, not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting of shareholders, or if no annual meeting was held in the previous year or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, a shareholder's notice must be received by the Secretary not later than 60 days before the date the Corporation commences mailing of its proxy materials in connection with the applicable annual meeting.

     Each notice to the Secretary shall set forth (i) the name and address of the shareholder and his or her nominees, (ii) a representation that the shareholder is entitled to vote at such meeting, indicating the number of shares owned of record and beneficially by such shareholder, together with a statement that such shareholder intends to appear in person or by proxy at the meeting to present such proposal or proposals, (iii) a description of the proposal or proposals to be presented, including the complete text of any resolutions to be presented at the meeting and the reasons for conducting such business at the meeting, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the approval of such proposal or proposals, and (v) any material interest of the shareholder in the business to be submitted at the meeting. In addition, the shareholder shall promptly provide any other information reasonably requested by the Corporation.

     The presiding officer of the meeting may, if the facts warrant, determine that a proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

     Notwithstanding the foregoing provisions of this Section 6, a shareholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with applicable state law, any rule of a national stock exchange or over-the-counter market on which the Corporation's securities are then traded or quoted ("Listing Rules"), and the requirements of the rules and regulations promulgated by the Securities and Exchange Commission ("SEC Rules").

     Section 7. A list of shareholders as of the record date, certified by the Secretary or by the transfer agent of the corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election or officer presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting. (New York Business Corporation Law ("B.C.L.") Section 607.)

     Section 8. The presiding officer at all meetings of the Corporation's shareholders shall be the Chairman of the Board, or if there shall be no Chairman of the Board or in his absence, the Chief Executive Officer, or if


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there shall be no Chief Executive Officer or in his absence, such other person as chosen by the Board of Directors. The organization of each meeting of shareholders, the order of business thereat and all matters relating to the manner of conducting the meeting shall be determined by the presiding officer whose decisions may be overruled only by majority vote (which shall not be by ballot) of the shareholders present and entitled to vote at the meeting in person or by proxy. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion, but it shall not be necessary to follow Robert's Rules of Order or any other manual of parliamentary procedure, so long the manner of conducting the meeting are not inconsistent with the laws of the State of New York, the Certificate of Incorporation, or these By-Laws.

                                   ARTICLE II
                                    DIRECTORS

     Section 1. The number of the Directors of the Corporation shall be such number not less than three, as is designated from time to time by resolution adopted by a majority of the members of the Board of Directors. The Directors shall, except as otherwise set forth herein, be elected for one year terms which shall expire at each annual meeting of shareholders and when their successors shall have been elected and qualified. Such election shall be by ballot by the shareholders entitled to vote and present in person or by proxy at such meeting. In case of any vacancy in the Board of Directors (including any vacancy due to an increase in the size of the Board of Directors), the remaining Directors, although less than a quorum, by affirmative vote of a majority thereof, may elect a successor to fill such vacancy to serve until the next annual meeting of shareholders and when such Director's successor shall have been elected and qualified. Any Director or Directors may be removed for cause by the affirmative vote of a majority of the Directors present (including by means of a conference telephone or similar communications equipment) at a meeting at which such action is considered, provided a quorum is present.

     Section 2. Nominations for the election of Directors may be made by a committee appointed by the Board of Directors (or, in the absence of such committee, by the Board of Directors) or by any shareholder entitled to vote generally in the election of Directors. However, any shareholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intention to make such nomination or nominations has been given to the Secretary of the Corporation, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive office of the Corporation (1) with respect to an election to be held at an annual meeting of shareholders, (a) not less than 120 days nor more than 150 days prior to the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting or (b) if no annual meeting was held in the previous year, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting and (2) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.


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     Each such notice to the Secretary shall set forth (i) the name and address of the shareholder and his or her nominees; (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder under applicable state law, Listing Rules and SEC Rules; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3. The Chairman of the Board, or if there shall be no Chairman of the Board or in his absence, the Chief Executive Officer, if a director, or if the Chief Executive Officer is not a director or in his absence, such other person as chosen by the Board of Directors, shall preside at all regular and special meetings of the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and management of the affairs of the Corporation as they may deem proper and as are not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

     Section 4. The regular meetings of the Board of Directors shall be held as determined by the Board of Directors. Special meetings shall be held whenever called by direction of the Chairman of the Board, or the Chief Executive Officer or any two of the Directors, on at least two days previous notice by mail, email or facsimile or twenty-four hours previous notice by telephone, followed by email or facsimile to each Director; provided that no notice need be given of any special meeting at which all the members shall be present or notice of which shall be waived by all absent members before or after the meeting. Notice of such meeting shall be effective as of the sending of the notice by mail, email or facsimile, or the date of the telephone call. Unless otherwise indicated in the notice thereof or otherwise provided by the laws of the State of New York, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at a special meeting. One-third of the Directors shall constitute a quorum at any meeting of the Board of Directors. At the first meeting of the Board of Directors held after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

     Section 5. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of a resolution authorizing such action.

     Section 6. Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in such meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.


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     Section 7. The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity. (B.C.L. Section 713(e).)

     Section 8. Any Director may resign at any time by giving written notice thereof to the Chairman of the Board, the Chief Executive Officer and to the Board of Directors, and such resignation shall take effect at the time therein specified without the necessity of further action. Any Director may be removed with or without cause by vote of the shareholders, or with cause by action of the Board of Directors. (B.C.L. Section 706.)

                                  ARTICLE III
                      COMMITTEES OF THE BOARD OF DIRECTORS

     Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate, from among its members, an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and other committees, each consisting of one or more Directors, unless otherwise required under applicable law, SEC Rules, or Listing Rules, and each of which, to the extent provided in the applicable resolution, shall have all the authority of the Board of Directors to the fullest extent permitted by law, including B.C.L. Section 712. Vacancies in the membership of each committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Board of Directors shall have power, at any time, to change or remove the members of any committee created pursuant to these by laws, either with or without cause. All committees created by the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board of Directors at the regular meeting of the Board of Directors immediately subsequent to any such committee proceeding.

     Section 2. The Board of Directors may, by resolution or resolutions adopted by a majority of the members of the Board of Directors, designate a committee of the Board of Directors to be known as the Executive Committee of the Board ("Executive Committee"). The Executive Committee, if any, shall include the Chairman of the Board who shall act as Chairman of such committee, the Chief Executive Officer, if he is a Director, and such other Directors as may be designated from time to time by the Board of Directors. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the oversight of the management of the business and affairs of the Corporation, except as may be limited by B.C.L. Section 712.

     Section 3. The Board of Directors shall, by resolution or resolutions adopted by a majority of the members of the Board of Directors, designate at least three of its members, none of whom are members of management, as the Audit Committee of the Board ("Audit Committee"), and will further designate one member as Chairman of the Audit Committee. The Audit Committee shall be composed of not less than such number of Directors as may be required under applicable law, regulation or Listing Rules, which Directors shall meet all independence and other requirements applicable to Audit Committee members under applicable law, regulation or Listing Rule. The Audit Committee shall: (i) recommend to the Board of Directors each year a firm of independent accountants to be the auditors of the Corporation for the ensuing fiscal year; (ii) review and discuss with the auditors and report to the Board of Directors thereon, prior to the annual meeting of shareholders, the plan and results of the annual audit of the


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Corporation; (iii) review and discuss with the auditors their independence, fees, functions and responsibilities, the internal auditing, control, and accounting systems of the Corporation and other related matters as the Audit Committee from time to time deems necessary or desirable and evaluate such control functions; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to matters related to the Corporation's accounting and finances, including without limitation, related to the Corporation's accounting systems and internal controls.

     Section 4. The Board of Directors may, by resolution or resolutions adopted by a majority of the members of the Board of Directors, designate not less than two of its members to serve as the Nominating and Corporate Governance Committee of the Board ("Nominating Committee"), and will further designate one member as Chairman of the Nominating Committee. The Nominating Committee shall consist solely of Directors determined by the Board of Directors to be independent under applicable law, regulation or Listing Rule. The Nominating Committee shall assist the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by (i) identifying individuals qualified to serve as Directors and by selecting, or recommending that the Board of Directors select, the nominees for all directorships, whether such directorships are filled by the Board of Directors or the shareholders,
(ii) developing and recommending to the Board of Directors a set of corporate governance guidelines and principles, (iii) reviewing, on a regular basis, the overall corporate governance of the Corporation and recommending improvements when necessary and (iv) performing such other duties as may from time to time be assigned by the Board of Directors with respect to corporate governance.

     Section 5. The Board of Directors may, by resolution or resolutions adopted by a majority of the members of the Board of Directors, designate not less than two of its members to serve as the Compensation Committee of the Board ("Compensation Committee"), and will further designate one member as Chairman of the Compensation Committee. The Compensation Committee shall consist solely of Directors determined by the Board of Directors to be independent under applicable law, SEC Rule or Listing Rule. The Compensation Committee shall: (i) make recommendations to the Board of Directors regarding the Corporation's various incentive compensation and benefit plans; (ii) determine salaries for the executive officers and incentive compensation for employees; (iii) administer the issuance of stock options under the Corporation's stock option plans and such other compensation plans as may be assigned by the Board of Directors from time to time; and (iv) perform such other duties as may from time to time be assigned by the Board of Directors with respect to compensation.

     Section 6. The Board of Directors may, by resolution or resolutions adopted by a majority of the members of the Board of Directors designate such other committees of the Board of Directors as shall be designated from time to time. Such committees shall have such number of Directors as are designated by the Board of Directors and shall have such powers designated by the Board of Directors as are consistent with the provisions of the B.C.L. The Board of Directors may designate one or more Directors as alternate members of such committee who may replace any absent member or members at any meeting of any such committee. Any such committee shall have and exercise the authority of the Board of Directors, except as may be limited by B.C.L. Section 712.


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     Section 7. Such committees may meet either regularly at stated times or specially on notice given twenty-four hours in advance by any member thereof by mail, email, facsimile or telephone to all the other members thereof provided such notice is received before the meeting takes place; but no notice of any regular meeting need be given; and no notice need be given of any special meeting at which all the members shall be present or notice of which shall be waived by all the absent members before or after such meeting. Such committees may make rules for the holding and conduct of their meetings and may appoint such subcommittees and assistants, as they shall from time to time deem necessary. A number of regular members or alternate members or both equal to a majority of the number of regular members of a committee shall constitute a quorum and the act of a majority of those present at a meeting at which a quorum is present and action shall be the act of a committee. All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action. The Secretary or an Assistant Secretary shall attend and act as secretary of all meetings of a committee and keep the minutes thereof.

     Section 8. Any action required or permitted to be taken by any committee of the Board of Directors may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing such action.

     Section 9. Any one or more members of any committee of the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in such meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. The Board of Directors shall elect a President, a Secretary, and a Treasurer, and may elect such other officers, including a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents and a Comptroller, as the Board of Directors shall determine. Each officer shall have such powers and perform such duties as are provided in these By-Laws and as may be provided from time to time by the Board of Directors or by the Chief Executive Officer. Each officer shall at all times be subject to the control of the Board of Directors, and any power or duty assigned to an officer by these By-Laws or the Board of Directors or the Chief Executive Officer shall be subject to control, withdrawal or limitation by the Board of Directors. (B.C.L. Section 715.)

     Section 2. Any person may hold two or more offices, except that neither the Chairman of the Board nor the President shall be Secretary or Treasurer. The Board of Directors may require any officer to give security for the faithful performance of his duties. (B.C.L. Sections 715(e) and (f).)

     Section 3. The Board of Directors shall elect officers at the meeting of the Board of Directors following the annual meeting of the shareholders and may elect additional officers and fill vacancies at any other time. Unless the Board of Directors shall otherwise specify, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of the


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shareholders, and until his successor has been elected and qualified, except as hereinafter provided. The Board of Directors may remove any officer or terminate his duties and powers, at any time, with or without cause. Any officer may resign at any time by giving written notice thereof to the Chief Executive Officer and to the Board of Directors, or by retiring or by leaving the employ of the corporation (without being employed by a subsidiary or affiliate) and any such action shall take effect as a resignation without necessity of further action. The Chief Executive Officer may suspend any officer until the next meeting of the Board of Directors. (B.C.L. Sections 715, 716.)

     Section 4. Each officer may delegate to any other officer and to any official, employee or agent of the corporation, such portions of his powers as he shall deem appropriate, subject to such limitations and expirations as he shall specify, and may revoke such delegation at any time.

     Section 5. The Chairman of the Board may be, but need not be, a person other than the Chief Executive Officer of the corporation. The Chairman of the Board may be, but need not be, an officer or employee of the corporation. The Chairman of the Board shall preside at meetings of the Board of Directors and of the Corporation's shareholders and shall establish agendas for such meetings. In addition, he shall assure that matters of significant interest to shareholders and the investment community are addressed by management. The Chairman of the Board shall be an ex-officio member of each of the standing committees of the Board of Directors, except for the Executive Committee, of which he shall be a member and the Chairman.

     Section 6. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the corporation and general supervision of its officers, officials, employees and agents. If there is no Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and any committee thereof of which he is a member, unless the Board of Directors or such committee shall have chosen another chairman. He shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he shall have all the powers and perform all the duties generally appertaining to the office of the Chief Executive Officer of a corporation. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

     Section 7. The President may be Chief Executive Officer if so designated by the Board of Directors. If not, he shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board of Directors, and, in the absence or disability of the Chief Executive Officer, he shall have the powers and perform the duties of the Chief Executive Officer, except to the extent that the Board of Directors shall have otherwise provided.

     Section 8. The Secretary shall attend all meetings and keep the minutes of all proceedings of the shareholders, the Board of Directors, the Executive Committee and any other committee of the Board of Directors unless it shall have chosen another secretary. He shall give notice of all such meetings and all other notices required by law or by these By-Laws. He shall have custody of the


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seal of the Corporation and shall have power to affix it to any instrument and to attest thereto. He shall have charge of the record of shareholders required by law, which may be kept by any transfer agent or agents under his direction. He shall maintain the records of Directors and officers as required by law. He shall have charge of all documents and other records, except those for which some other officer or agent is properly accountable, and shall generally perform all duties appertaining to the office of secretary of a corporation. (B.C.L. Sections 605, 624, 718.) The Secretary shall enforce the restrictions on the transfer of the capital stock of the Corporation set forth in Part (c) of Article FOURTH of the Certificate of Incorporation. In connection therewith, the Secretary shall supervise the Corporation's transfer agent and/or registrar for the capital stock.

     Section 9. The Treasurer shall have the care and custody of all of the funds, securities and other valuables of the corporation, except to the extent they shall be entrusted to other officers, employees or agents by direction of the Chief Executive Officer or the Board of Directors. The Treasurer may hold the funds, securities and other valuables in his care in such vaults or safe deposit facilities, or may deposit them in and entrust them to such bank, trust companies and other depositories, all as he shall determine with the written concurrence of the Chief Executive Officer or his delegate. The Treasurer shall account regularly to the Comptroller for all of his receipts, disbursements and deliveries of funds, securities and other valuables.

     The Treasurer or his delegate, jointly with the Chief Executive Officer or his delegate, may designate in writing and certify to any bank, trust company, safe deposit company or other depository the persons (including themselves) who are authorized, singly or jointly as they shall specify in each case, to open accounts in the name of the corporation with banks, trust companies and other depositories, to deposit therein funds, instruments and securities belonging to the corporation, to draw checks or drafts on such accounts in amounts not exceeding the credit balances therein, to order the delivery of securities therefrom, to rent safe deposit boxes or vaults in the name of the corporation, to have access to such facility and to deposit therein and remove therefrom securities and other valuables. Any such designation and certification shall contain the regulations, terms and conditions applicable to such authority and may be amended or terminated at any time.

     Such powers may also be granted to any other officer, official, employee or agent of the corporation by resolution of the Board of Directors or by power of attorney authorized by the Board of Directors.

     Section 10. The Chief Financial Officer, if any, shall be the principal financial officer of the corporation and shall have such powers and perform such duties as are prescribed by the Chief Executive Officer or by the Board of Directors. The Chief Executive Officer shall designate the person or persons who shall exercise Chief Financial Officer's powers and perform his or her duties in his or her absence or disability.

     Section 11. The Comptroller, if any, shall be the chief accounting officer of the corporation and shall have control of all its books of account. He shall see that correct and complete books and records of account are kept as required by law, showing fully, in such form as he shall prescribe, all transactions of the corporation, and he shall require, keep and preserve all vouchers relating


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thereto for such period as may be necessary. The Comptroller shall render periodically such financial statements and such other reports relating to the corporation's business as may be required by the Chief Executive Officer or the Board of Directors. He shall generally perform all duties appertaining to the office of comptroller of a corporation. (B.C.L. Section 624.)

     Section 12. The Chief Executive Officer or his delegate may appoint such officials and agents of the corporation as the conduct of its business may require and assign to them such titles, powers, duties and compensation as he shall see fit and may remove or suspend or modify such titles, powers, duties or compensation at any time with or without cause.

                                    ARTICLE V
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation, to the full extent permitted and in the manner required by the laws of the State of New York as in effect at the time of the adoption of this Article V or as the law may be amended from time to time, shall (i) indemnify any person (and the heirs and legal representatives of such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity and (ii) provide to any such person (and their heirs and legal representatives of such person) advances for expenses incurred in pursuing such action or proceeding, upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount as, and to the extent, required by Section 725(a) of the Business Corporation Law. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled (i) under the Certificate of Incorporation or By-Laws of this or any other corporation, or (ii) by any resolution of shareholders, resolution of Directors or agreement providing for such indemnification or advancement, all of which are authorized by these By-Laws (except with respect to matters which at the time of indemnification is sought are prohibited by applicable law), or (iii) otherwise.

                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 1. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, certificates for each class and series of stock shall be in such form as shall be adopted by the Board of Directors, shall be duly numbered and registered in the order issued and shall be signed by the Chairman or Vice Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a


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registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     Section 2. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, transfers of shares shall only be made upon the books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares, properly signed for transfer.

     Section 3. A new certificate of stock may in the discretion of the Board of Directors, and under such regulations with respect to indemnification and otherwise as they may prescribe, be issued in place of the certificate claimed to have been lost, stolen or destroyed.

     Section 4. So long as the restrictions set forth in Part (c) of Article FOURTH of the Certificate of Incorporation shall not have lapsed, all share certificates representing shares of capital stock shall bear a conspicuous legend as set forth in Section 4 of Part (c) of Article FOURTH of the Certificate of Incorporation.

     Section 5. Subject to Part (c) of Article FOURTH of the Certificate of Incorporation, the Corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

                                   ARTICLE VII
                                    DIVIDENDS

     Dividends shall be declared and paid out of the surplus of the Corporation as often and at such times as the Board of Directors may determine, and in accordance with the New York Business Corporation Law.

                                  ARTICLE VIII
                             INSPECTORS OF ELECTION

     The Board of Directors, in advance of any meeting of shareholders, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the officer presiding at a shareholders' meeting shall appoint one or more inspectors of election. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the presiding officer.

                                   ARTICLE IX
                                      SEAL

     The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.


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                                    ARTICLE X
                                   AMENDMENTS

     By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any Directors at any regular or special meeting of shareholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal shall have been contained in the notice of such meeting. Subject to the laws of the State of New York, By-Laws may also be adopted, amended or repealed by the Board of Directors by vote of a majority of the Directors present at the time of the vote if a quorum is then present at any regular or special meeting of the Board of Directors.

                                   ARTICLE XI
                                WAIVERS OF NOTICE

     Whenever under the provisions of any law of the State of New York or any other state, the Certificate of Incorporation or these By-Laws or any resolution of the Board of Directors or any committee thereof, the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to the shareholders, Directors or members of any such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if, at any time before or after such action shall be completed, such notice or lapse of time shall be waived by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a shareholder, by an attorney thereunto authorized. Attendance at a meeting requiring notice by any person or, in the case of a shareholder, by the shareholder's attorney, agent or proxy, shall constitute a waiver of such notice on the part of the person so attending, or by such shareholder, as the case may be.

                                   ARTICLE XII
                                EMERGENCY BY-LAW

     Section 1. This Emergency By-Law shall become effective if the Defense Council of New York, as constituted under the New York State Defense Emergency Act now in effect or as it may hereafter be amended from time to time, shall order the effectiveness of emergency By-Laws of New York Corporations and shall cease to be effective when the Council shall so declare. This Emergency By-Law may also become effective in the manner outlined in Section 5 of this Article.

     Section 2. In the event this Emergency By-Law shall become effective, the business of the Corporation shall continue to be managed by those members of the Board of Directors in office at the time the emergency arises who are available to act during the emergency. If less than three such Directors are available to act, additional Directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises.


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     Section 3. For the purposes of Sections 2 and 4(c) of this Article, a
Director shall be deemed unavailable to act if he shall fail to attend a Directors meeting called in the manner provided in Section 4(c) of this Article. This section, however, shall not affect in any way the right of a Director in office at the time an emergency arises to continue as a Director.

     Section 4. The Board of Directors shall be governed by the following basic procedures and shall have the following specific powers in addition to all other powers which it would otherwise have.

          (a) Meetings of the Board of Directors may be called by any Director, or by the first available officer or employee in the order provided in the emergency succession list referred to in Section B of this Article, by mailing to all Directors written notice thereof at their residence or place of business at least two days before the meeting and by using other reasonably available means of communication in an effort to contact each Director.

          (b) Three Directors shall constitute a quorum which may in all cases act by majority vote.

          (c) If the number of Directors who are available to act shall drop below three, additional Directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list referred to in Section 2 of this Article.

          (d) Additional Directors, beyond the minimum number of three Directors, but not more than three additional Directors, may be elected from any officers or employees on the emergency succession list referred to in Section 2 of this Article.

          (e) Any Director, other than a Director in office at the time an emergency arises, may be removed by a majority vote.

          (f) The Board of Directors may establish any additional procedures and may amend any of the provisions of this Article concerning the interim management of the affairs of the Corporation in an emergency if it considers it to be in the best interests of the Corporation to do so, except that it may not change Sections 3 or 4(e) of this Article in any manner which excludes from participation any person who was a Director in office at the time an emergency arises.

          (g) To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner which is consistent with the Certificate of Incorporation and By-Laws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Emergency By-Law is intended to and hereby empowers the Board of Directors with the maximum authority possible under the New York State Defense Emergency Act, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.


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     Section 5. If an obvious defense emergency exists because of an enemy attack and, if by reason of the emergency, the Defense Council of New York is itself unable to order the effectiveness of emergency By-Laws as contemplated by
Section 1 of this Article, then:

          (a) A quorum of the Board of Directors pursuant to Article II of these By-Laws may order the effectiveness of this Emergency By-Law; or

          (b) If a quorum of the Board of Directors pursuant to Article II of these By-Laws is not present at the first Board of Directors meeting called, in the manner provided in Section 4(a) of this Article, after an emergency arises, then the provisions of this Emergency By-Law shall automatically become effective and shall remain in effect until it is practical for a normally constituted Board of Directors to resume management of the business of the Corporation.


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